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                                                                  Exhibit 99.2

                      IN THE UNITED STATES DISTRICT COURT

                         FOR THE DISTRICT OF DELAWARE

-------------------------------X

In re                                  Chapter 11

EAGLE FOOD CENTERS, INC.,              Case No. 00-01311 (RRM)

                Debtor.                Jointly Administered

-------------------------------X

                    FINDINGS OF FACT, CONCLUSIONS OF LAW, AND
                ORDER UNDER 11 U.S.C. SECTIONS 1129(a) AND (b) AND
                 PED. R. BANKR. P. 3020 CONFIRMING FIRST AMENDED
                 REORGANIZATION PLAN OF EAGLE FOOD CENTERS, INC.
                --------------------------------------------------

    WHEREAS, Eagle Food Centers, Inc. (the "Debtor"), as "proponent of the plan" within the meaning of section 1129 of title 11, United States Code (the "Bankruptcy Code"), filed the First Amended Reorganization Plan of Eagle Food Centers, Inc., dated April 17, 2000 (the "Plan")(1) and the Disclosure Statement with Respect to First Amended Reorganization Plan of Eagle Food Centers, Inc., dated April 17, 2000 (as filed with the Court on April 18, 2000, the "Disclosure Statement"); and

---------------
(1) Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Plan, a copy of which is annexed hereto as Exhibit A. Any term used in the Plan or this Confirmation Order that is not defined in the Plan or this Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to it in the Bankruptcy Code or the Bankruptcy Rules.


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    WHEREAS, on April 17, 2000, the Court entered an order (the "Solicitation
Order") that, among other things, (a) approved the Disclosure Statement under section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, (b) established May 17, 2000, as the date for the commencement of the hearing to consider confirmation of the plan (the "Confirmation Hearing"), (c) approved the form and method of notice of the Confirmation Hearing (the "Confirmation Hearing Notice"), and (d) established certain procedures for soliciting and tabulating votes with respect to the Plan; and

    WHEREAS, the Confirmation Hearing Notice, the Disclosure Statement, the Plan and, as to Classes 4, 5, and 6, a ballot and return envelope (such ballot and envelope being referred to as a "Ballot"), were transmitted in accordance with Bankruptcy Rule 3017(d) and the Solicitation Order, as set forth in the Certificates of Service of Kathleen M. Logan, sworn to on May 11, 2000; and

    WHEREAS, the Debtor filed the certificate of publication of Cathy Zike, Principal Clerk of the Publisher of THE NEW YORK TIMES, sworn to on April 25, 2000 and the certificate of publication of Stacy Clark for the Publisher of THE CHICAGO TRIBUNE, sworn to on May 10, 2000, attesting to the fact that the Confirmation Hearing Notice was published in accordance with the Solicitation Order; and


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    WHEREAS, the Debtor bench filed the Certification of Logan & Company,
Inc. Regarding the Methodology for the Tabulation of and Results of Voting with Respect to the First Amended Reorganization Plan of Eagle Food Centers, Inc., on June 12, 2000, attesting and certifying the method and results of the ballot tabulation for the Classes of Claims (Classes 4, 5 and 6) voting to accept or reject the Plan (the "Voting Report"); and

    WHEREAS, the Debtor filed the Declaration of S. Patric Plumley in Support of Confirmation of First Amended Reorganization Plan of Eagle Food Centers, Inc.; and

    WHEREAS, multiple objections or purported objections to confirmation of the Plan were timely Filed and served (the "Objections"); and

    WHEREAS, some of the Objections have been withhdrawn or resolved on the terms and conditions described on the record of the Confirmation Hearing; and

    WHEREAS, the Confirmation Hearing was held on July 7, 2000; and

    WHEREAS, the objection filed by the Securities and Exchange Commission was addressed by the Court.

    NOW, THEREFORE, based upon the Court's review of the Voting Report; and upon (a) all of the evidence proffered or adduced at the Confirmation Hearing and the arguments of counsel made at the Confirmation Hearing, and (b)


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the entire record of this Chapter 11 Case; and after due deliberation thereon and good cause appearing therefor:

         FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY FOUND AND DETERMINED THAT:(2)

     A. EXCLUSIVE JURISDICTION; VENUE; CORE PROCEEDING (28 U.S.C. SECTIONS 157(b)(2) and 1334 (a)). This Court has jurisdiction over this Chapter 11 Case pursuant to 28 U.S.C. Sections 157 and 1334. Venue is proper pursuant to 28 U.S.C. Sections 1408 and 1409. Confirmation of the Plan is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(L), and this Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed.

     B. BURDEN OF PROOF. The Debtor has the burden of proving the elements of section 1129(a) and (b) of the Bankruptcy Code by a preponderance of evidence.

     C. TRANSMITTAL AND MAILING OF MATERIALS; NOTICE. All due, adequate and sufficient notices of the Disclosure Statement and Plan and of the Confirmation Hearing and of all deadlines for voting on or filing objections to the Plan have been given to all known holders of Claims and Interests in accordance with the procedures set forth in the Solicita-


-----------------------
(2) Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact when appropriate.


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tion Order. The Disclosure Statement, the Plan, the Ballots, and the
Confirmation Hearing Notice were transmitted and served in compliance with the Solicitation Order and the Bankruptcy Rules, and such transmittal and service were adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and the other deadlines and hearings described in the Solicitation Order was given in compliance with the Bankruptcy Rules and the Solicitation Order, and no other or further notice is or shall be required.

     D. SOLICITATION. Votes for acceptance or rejection of the Plan were solicited in good faith and complied with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the Disclosure Statement, all other applicable provisions of the Bankruptcy Code, and all other rules, laws and regulations.

     E. DISTRIBUTION. All procedures used to distribute to the applicable holders of Claims and to tabulate the Ballots were fair and conducted in accordance with the Solicitation Order, the Bankruptcy Code, the Bankruptcy Rules, the local rules of the District Court and all other rules, laws and regulations.

     F. PLAN COMPLIANCE WITH BANKRUPTCY CODE (11 U.S.C. SECTION 1129(a)(1)). The Plan complies with the applicable provisions


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of the Bankruptcy Code, thereby satisfying section 1129 (a)(1) of the
Bankruptcy Code.

     (i) Proper Classification (11 U.S.C. SECTIONS 1122, 1123(a)(1)). In addition to Debtor-in-Possession Facility Claims, Administrative Claims and Priority Tax Claims, which need not be designated, the Plan designates six
(6) Classes of Claims and Interests. The Claims and Interests placed in each Class are substantially similar to other Claims and Interests, as the case may be, in each such Class. Valid business, factual and legal reasons exist for separately classifying the various Classes of Claims and interests created under the Plan, and such Classes and the Plan's treatment thereof do not unfairly discriminate between holders of Claims or Interests. The Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

     (ii)   SPECIFY UNIMPAIRED CLASSES (11 U.S.C. SECTION 1123(a)(2)).
Article III of the Plan specifies that Classes 1, 2 and 3 are unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.

     (iii) SPECIFY TREATMENT OF IMPAIRED CLASSES (11 U.S.C. SECTION 1123(a)(3)). Article III of the Plan designates Classes 4, 5 and 6 as impaired and specifies the treatment of the Claims and Interests in those Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.


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     (iv) NO DISCRIMINATION (11 U.S.C. SECTION 1123(a)(4)). The Plan
provides for the same treatment by the Debtor for each Claim or Interest in each respective Class, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

     (v) IMPLEMENTATION OF PLAN (11 U.S.C. SECTION 1123(a)(5)). The Plan provides adequate and proper means for its implementation, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

     (vi) NON-VOTING EQUITY SECURITIES (11 U.S.C. SECTION 1123(a)(6)).
Article IV.B.2 of the Plan provides that the bylaws and certificate of incorporation of Reorganized Eagle Food Centers,Inc. (the "Reorganized Debtor"), shall be amended as of the Consummation Date to provide for the inclusion of a provision prohibiting the issuance of non-voting equity securities. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.

     (vii) SELECTION OF OFFICERS AND DIRECTORS (11 U.S.C. SECTION 1123(a)(7)). Article IV.D of the Plan properly and adequately disclosed that the directors and officers of the Debtor before the Consummation Date shall serve as the initial directors and officers of the Reorganized Debtor after the Consummation Date, and shall have the responsibility for the management, control, and operation of the Reorganized Debtor on and after the Consummation Date. This


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method of selection of officers and directors is consistent with the interests of Claim and Interest holders and with public policy. Accordingly, this disclosures satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

    (viii) ADDITIONAL PLAN PROVISIONS (11 U.S.C. SECTION 1123(b)). The Plan's provisions are appropriate and not inconsistent with the applicable provisions of the Bankruptcy Code, including provisions for (a) the disposition of executory contracts and unexpired leases; (b) the Reorganized Debtor's retention of, and right to enforce, sue on, settle or compromise (or decline to do any of the foregoing with respect to) all claims, rights or causes of action, suits, and proceedings, whether in law or in equity, whether known or unknown, that the Debtor or the Estate may hold against any person or entity; (c) releases of and covenants not to sue various persons, exculpation of various persons and entities with respect to actions taken in furtherance of the Chapter 11 Case, and preliminary and permanent injunctions against certain actions against the Debtor and its property, and (d) the Compromise and Settlement Between the Debtor and Lucky Stores, Inc. (the "Lucky Settlement").

     (ix) BANKRUPTCY RULE 3016(a). The Plan is dated and identifies the entity submitting it as proponent, thereby satisfying Bankruptcy Rule 3016(a).


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         (x)  COMPROMISE AND SETTLEMENT OF THE LUCKY STORES, INC. CLAIMS.
Based on the evidence proffered or adduced at the Confirmation Hearing, the Lucky Settlement incorporated into the Plan is an arm's length, good faith, fair, prudent and reasonable compromise of the controversies resolved by such settlement, and is hereby approved pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019 and is binding upon all entities affected thereby.

    G. DEBTOR'S COMPLIANCE WITH BANKRUPTCY CODE (11 U.S.C. SECTION 1129(a)(2)). The Debtor has complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code. Specifically:

         (i) The Debtor is a proper debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code.

         (ii) The Debtor has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court.

         (iii) The Debtor has complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Order in transmitting the Plan, the Disclosure Statement, the Ballots and related documents and notices and in soliciting and tabulating votes on the Plan.


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    H.   PLAN PROPOSED IN GOOD FAITH (11 U.S.C. SECTION 1129(a)(3)). The
Debtor has proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the formulation of the Plan and the evidence presented at the Confirmation Hearing.

    I.   PAYMENTS FOR SERVICES OR COSTS AND EXPENSES (11 U.S.C SECTION 1129
(a)(4)). Any payment made or to be made by the Debtor for services or for costs and expenses in or in connection with this Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been approved by, or is subject to the approval of, the Court as reasonable, thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

    J. DIRECTORS, OFFICERS AND INSIDERS (11 U.S.C. SECTION 1129(a)(5)). The Debtor has complied with section 1129(a)(5) of the Bankruptcy Code. The identity and affiliations of the directors and officers of Reorganized Debtor after the Consummation Date has been fully disclosed, and the appointment to such offices is consistent with the interests of holders of Claims against and Interests in the Debtor and with public policy. The identity of any insider


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that will be employed or retained by Reorganized Debtor and the nature of such insider's compensation has also been fully disclosed.

    K. NO RATE CHANGES (11 U.S.C. SECTION 1129(a)(6)). No regulatory commission has any jurisdiction over rates charged by Reorganized Debtor. Further, the Plan does not provide for rate changes by Reorganized Debtor. Thus, section 1129(a)(6) of the Bankruptcy Code is not applicable in this Chapter 11 Case.

    L. BEST INTERESTS OF CREDITORS (11 U.S.C. SECTION 1129(a)(7)). The plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis in Exhibit D to the Disclosure Statement and the other evidence proffered or adduced at the Confirmation Hearing (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that each holder of an impaired Claim or Interest either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Consummation Date, that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code on such date.

    M. ACCEPTANCE BY CERTAIN CLASSES (11 U.S.C. SECTION 1129(a)(8)). Classes 1, 2 and 3 are Classes of unimpaired


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Claims that are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Classes 4, 5 and 6 have voted to accept the Plan in accordance with sections 1126(c) and (d) of the Bankruptcy Code.

     N. TREATMENT OF ADMINISTRATIVE AND TAX CLAIMS (11 U.S.C. SECTION 1129(a)(9)). The treatment of Administrative Claims, Priority Tax Claims and Non-Tax Priority Claims pursuant to Article III.A.2, Article III.A.3 and
Article III.B.1 of the Plan satisfies the requirements of Section 1129(a)(9) of the Bankruptcy Code.

     O. ACCEPTANCE BY IMPAIRED CLASS (11 U.S.C. SECTION 1129(a)(10)). Classes 4, 5 and 6 voted to accept the Plan. Therefore, at least one (1) Class of Claims or Interests that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider, thus satisfying the requirements of section 1129(a)(10) of the Bankruptcy Code.

     P. FEASIBILITY (11 U.S.C. SECTION 1129(a)(11)). The Debtor has presented uncontroverted evidence and testimony regarding feasibility of the Plan, thus satisfying the requirements of section 1129(a)(11) of the Bankruptcy Code.

     Q. PAYMENT OF FEES (11 U.S.C. SECTION 1129(a)(12)). All fees payable under section 1930 of title 28, United States


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Code, as determined by the Court, have been paid or will be paid on the
Consummation Date pursuant to Article XIV.B of the Plan, thus satisfying the requirements of section 1129(a)(12) of the Bankruptcy Code.

     R. CONTINUATION OF RETIREE BENEFITS (11 U.S.C. SECTION 1129(a)(13)). To the extent the Debtor is obligated to pay any "retiree benefits" as defined in section 1114(a) of the Bankruptcy Code the Debtor has not sought to impair any such obligations. In addition, the Plan shall not be in any way construed as discharging, releasing or relieving the Debtor, the Reorganized Debtor, or any party, in any capacity, from any liability with respect to the Eagle Food Centers Company Employees Pension Plan and the Eagle Food Centers, Inc. Retirement Plan Milan Office and Non-Foods Warehouse (the "Pension Plans") under any law or regulatory provision relating to the Pension Plans. PBGC and the Pension Plans shall not be enjoined or precluded from enforcing such liability as a result of any of the provisions of the Plan or the Plan's confirmation order.

     S. PRINCIPAL PURPOSE OF THE PLAN (11 U.S.C SECTION 1129(d)). The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933.


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     T.  GOOD FAITH SOLICITATION (11 U.S.C. SECTION 1125(e)). The Debtor has
solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code and the Solicitation Procedures Order and is entitled to the protections afforded in section 1125(e) of the Bankruptcy Code and the exculpation provisions set forth in the Plan.

     U. NO LIQUIDATION. Because (a) the Plan does not provide for the liquidation of all or substantially all of the property of the Debtor's Estate and (b) the Reorganized Debtor will engage in business following consummation of the Plan, section 1141(d)(3) of the Bankruptcy Code is inapplicable.

     V. SATISFACTION OF CONFIRMATION REQUIREMENTS. The Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

     W. DISTRIBUTION RESERVE. Within twenty (20) days following confirmation of the Plan, the Debtor will file a motion to establish the Distribution Reserve. The Distribution Reserve shall include, INTER ALIA, a reserve for the claims of Dorset Industries, Inc. in the amount of $175,000, and the amount of the Reorganized Debtor's borrowing availability under its post-confirmation operating lines of credit shall never be less than the amounts required to


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fulfill the Reorganized Debtor's obligations under the terms of the
Settlement Agreement with Lucky Stores, Inc.

    X. SATISFACTION OF CONDITIONS TO CONFIRMATION. The conditions to confirmation set forth in Article X.A of the Plan have been satisfied or will be satisfied by entry of this Confirmation Order.

    Y. RULE 9019 SETTLEMENT AND RELEASES. Pursuant to Fed. R. Bankr. P. 9019 and in consideration for the distributions and other benefits provided under, described in, contemplated by, and/or implemented by Plan, the releases described in Article X of the Plan constitute integral elements of good faith compromises and settlements of the matters covered thereby. Such compromises and settlements are made in exchange for consideration and are in the best interests of holders of Claims, are within the reasonable range of possible litigation outcomes, are fair, equitable and reasonable and are essential elements of the resolution of the Chapter 11 Case in accordance with the Plan. Each of the release, indemnification and exculpation provisions set forth in the Plan:

         (i) falls within the jurisdiction of this Court under 29 U.S.C. Sections 1334(a), (b), and (d);

         (ii)      is an essential means of implementing the Plan pursuant to section 1123(a)(5) of the Bankruptcy Code;


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         (iii)     is an integral element of the transactions incorporated
into the Plan;

         (iv) confers material benefit on, and is in the best interest of, the Debtor, its estate and its creditors;

         (v) is important to the overall objectives of the Plan to finally resolve all claims among or against the parties in interest in the Chapter 11 Case; and

         (vi) is consistent with sections 105, 510(a), 1123, 1129 and other applicable provisions of the Bankruptcy Code.

    Z. DISCHARGE, RELEASE, INDEMNIFICATION AND EXCULPATION. The failure to effect the release, indemnification and exculpation provisions of the Plan would seriously impair the Debtor's ability to confirm the Plan. Accordingly the compromises and settlements embodied in the releases described in Articles IV, X and XIV of the Plan are approved.

    AA. RETENTION OF JURISDICTION. The Court may properly retain jurisdiction over the matters set forth in Article XII of the Plan and section 1142 of the Bankruptcy Code.

                                    DECREES
                                    -------

         NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:


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    1.   CONFIRMATION. The Plan is approved and confirmed under section 1129 of the Bankruptcy Code in its entirety. The terms of the Plan and the Plan Supplement are incorporated by reference into and are an integral part of this Confirmation Order.

    2. OBJECTIONS. All Objections that have not been withdrawn, waived or settled, and all reservations of rights pertaining to confirmation of the Plan included therein, are overruled on the merits.

    3. PROVISIONS OF PLAN AND ORDER NON-SEVERABLE AND MUTUALLY DEPENDENT. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are non-severable and mutually dependent.

    4. PLAN CLASSIFICATION CONTROLLING. The classifications of Claims and Interests for purposes of the distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the Debtor's creditors and interest holders in connection with voting on the Plan (a) were set forth on the Ballots solely for the purposes of voting to accept or reject the Plan, (b) do not necessarily represent and in no event shall be deemed to modify or otherwise affect, the actual classification of


                                       17
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such Claims and Interests under the Plan for distribution purposes, and (c)
shall not be binding on the Debtor, Reorganized Debtor or claimants.

     5. BINDING EFFECT. Pursuant to section 1141 of the Bankruptcy Code, the Plan and its provisions shall be binding upon and inure to the benefit of
(a) the Debtor, (b) Reorganized Debtor, (c) any entity acquiring or receiving property or a distribution under the Plan, (d) any present or future holder of a Claim against or Interest in the Debtor, including all governmental entities, whether or not the Claim or Interest of such holder is impaired under the Plan and whether or not such holder or entity has accepted the plan, (e) any other party in interest, (f) any person making an appearance in the Chapter 11 Case and (g) any of the foregoing's heirs, successors, assigns, trustees, executors, administrators, affiliates, directors, agents, representatives, attorneys, beneficiaries or guardians.

     6.  VESTING OF ASSETS (11 U.S.C. SECTION 1141(b) AND (c)).
Pursuant to Article IV.E of the Plan, the property of the Debtor's Estate, together with any property of the Debtor that is not property of the Estate and that is not specifically disposed of pursuant to the plan shall be revested in the Debtor on the Confirmation Date. Thereafter,


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the Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Confirmation Date, all property of the Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or in this Confirmation Order, PROVIDED, HOWEVER, that notwithstanding anything to the contrary contained in the Plan or set forth herein, the first priority liens of SUPERVALU, Inc., and/or other SUPERVALU entities on assets of the Debtor shall survive confirmation of the Plan and shall continue to exist post-confirmation.

     7. ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES (11 U.S.C.
SECTION 1123(b)(2)). Pursuant to Article VIII of the Plan, except as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, pursuant to sections 365 and 1123(b) of the Bankruptcy Code all executory contracts and unexpired leases of the Debtor, existing at the time of the bankruptcy filing or that have been modified subsequently thereto, shall be deemed assumed effective as of the Consummation Date of the Plan, except for any executory contract or unexpired lease (a) which has been assumed or rejected by the Debtor prior to the Confirmation


                                      19
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Date, (b) which previously expired or terminated pursuant to its terms, (c)
which is the subject of a motion to assume or reject filed on or before the Confirmation date, in which case the order with respect to such motion shall govern, or (d) is listed on Exhibit D of the amended Plan Supplement as one of the executory contracts and unexpired leases to be rejected by the Debtor pursuant to Article VIII.A of the Plan. With respect to all unexpired leases to be assumed by the Debtor pursuant to the Plan or which have been assumed by the Debtor prior to the Confirmation Date, including those unexpired leases for which Inland Real Estate Corporation, Inland Real Estate - Illinois, L.L.C., or a land trust of which Inland Real Estate Corporation or Inland Real Estate - Illinois, L.L.C., is the beneficiary thereof and Rehab Associates, Inc., are the landlords, the Debtor shall pay all real estate taxes and common area maintenance charges in the ordinary course as they become due and owing. Union Planters Bank, N.A. ("Union Bank"), the landlord of a certain lease (the "Decatur Lease") of property located at South Towne Plaza in Decatur, Illinois of which the Debtor is the lessee, filed an Objection to the assumption of the Decatur Lease. The Debtor disputes the contentions of Union Bank.

    8. BAR DATE FOR REJECTION DAMAGE CLAIMS. Pursuant to Article VIII.D of the Plan, if the rejection of an executory contract or unexpired lease, pursuant to the Plan or otherwise, gives rise to a Claim that is not previously evidenced by a timely filed proof of Claim or a proof of Claim that is deemed to be timely filed under applicable law, then such Claim shall be forever barred and shall not be enforceable against the Debtor, Reorganized Debtor or the properties of either of them unless (a) the holder of such Claim was not previously required by an order of the Court to file a proof of Claim and (b) such holder files a proof of Claim with the clerk of the Court and served on counsel for the Debtor or Reorganized Debtor, as the case may be, within thirty (30) days after service of the earlier of (i) notice entry of the Confirmation Order or (b) other notice that the executory contract or unexpired lease has been rejected.

    9. DISCHARGE, RELEASES, LIMITATIONS OF LIABILITY AND INDEMNIFICATION. The discharge, releases and the exculpation and limitation of liability provisions set forth in Article XIV of the Plan are, with the exception of
Article XIV.I.i which has been stricken from the Plan, to the extent that such provision purports to release non-debtor third parties, deemed incorporated in this Confirmation Order as if set forth in full and are hereby approved.


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    10.  INJUNCTION RELATED TO RELEASES. Effective as of the Confirmation
Date, but subject to the occurrence of the Consummation Date, and except as otherwise provided in the Plan or this Confirmation Order, (a) the Debtor will be deemed to have released the officers and directors of the Debtor serving as of the Consummation Date, and (b) all holders of Allowed Class 5 Senior Note Claims and Allowed Class 6 Equity Securities Interests will be deemed to have released the Debtors and its Estate from all Claims, obligations, rights, causes of action or liabilities which any such person is or may be, entitled to assert, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or occurrence taking place on or before the Consummation Date in any way relating to the Debtor, this Chapter 11 Case or the Plan.

    11. DISCHARGE OF THE DEBTOR. All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtor or any of its assets or properties except as otherwise provided in the Plan, the prior Orders of this Court, or in this Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Consummation Date, the Debtor, shall be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, any liability (including withdrawal liability) to the extent such Claims relate to services performed by employees of the Debtor prior to the Petition Date and that arises from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan. This Order shall be a judicial determination of discharge of all liabilities of the Debtor, subject to the Consummation Date occurring.

     Notwithstanding the foregoing or anything to the contrary contained elsewhere in the Plan, the Disclosure

Statement (including, without limitation, Article XIV.F and XIV.H of the Plan), or this Order, any claim or liability (including, without limitation, any liability or Claim for withdrawal liability under 29 U.S.C. Sections 1383 and 1385) of the Debtor or any third-party to Central States, Southeast and Southwest Area Pension fund ("Central States"), a multi-employer plan as that term is defined by 29 U.S.C. Section 1301(a)(3) (the "Central States Plan") is left unimpaired under this Plan, shall not be discharged and shall continue unaltered as if the Chapter 11 case had not been commenced, nor shall any third-party be released from any liability or Claim that Central States may have against that third-party as a result of the Debtor's participation in the Central States Plan. Further, notwithstanding the foregoing paragraph or anything to the contrary contained elsewhere in the Plan or the Disclosure Statement (including, without limitation, this paragraph 11 and Article XIV.F and H of the Plan), employee wages, salaries, accrued vacation and other employee benefits, including, but not limited to, severance, payments or other obligations owed as a result of grievances and arbitrations, contributions owed to employee benefit plans, and other payments owed or that become due after the Consummation Date to or on behalf of employees or former employees covered by the Debtor's collective bargaining agreements with affiliated Local Unions of the United Food and Commercial Workers International Union, AFL-CIO shall be paid or honored as such obligation or payment becomes due, shall not be discharged, and shall be unaltered and unaffected by the Plan or the Chapter 11 Case.

     12. INJUNCTION. Except as otherwise provided herein or in the Plan and Disclosure Statement, this Confirmation Order shall permanently enjoin all entities who have held, hold or may hold Claims against, or Interests in, the Debtor, on and after the Consummation Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree or order against the Debtor on account of any such Claim or Interest, (c) creating, perfecting, or enforcing any encumbrance of any against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Interest, and (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor foregoing injunction will extend to successors of the Debtors (including, without limitation, the Reorganized Debtor) and their respective properties and interests in property.

     13. GENERAL AUTHORIZATIONS. Pursuant to Article IV.H of the Plan, the chairman of the board of directors, president, chief financial officer, or any other appropriate officer of Eagle is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions, including the issuance of new stock, as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of Eagle shall be authorized to certify or attest to any of the foregoing actions.

     14. ISSUANCE OF NEW SECURITIES. Pursuant to Article IV.C.1 of the Plan, as of the Confirmation Date Reorganized Debtor is hereby authorized without further act or action under applicable law, regulation, order or rule to issue (a) $85 million in principal amount of New Senior Notes and (b) 12,869,468 shares of common stock, par value $.01 per share.

     15.  NEW SENIOR SECURED FACILITY. Pursuant to Article IV.C.2 of the
Plan, the reorganized Debtor may enter into one or more post-confirmation loan facilities, which may be the New Senior Secured Facility, in order to (a) refinance amounts outstanding on the Consummation Date under the DIP
Facility, (b) make other payments required to be made on the Consummation
Date or the Distribution Date, and (c) provide the additional borrowing capacity required by the Reorganized Debtor and the Subsidiaries following the Consummation Date to maintain their operations.

     16. PLAN SUPPLEMENT. There being no objections to any of the documents contained in the Plan Supplement and any amendments, modifications and supplements thereto and all documents and agreements introduced into evidence by the Debtor at the Confirmation Hearing (including all exhibits and attachments thereto and documents referred to therein), the execution, delivery and performance thereof by the Reorganized Debtor is authorized and approved. A holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as altered, amended or modified, if the proposed alternation, amendment or modification does not materially and adversely change the treatment of the Claim or Interest of such holder. Any material alteration, amendment or modification that materially changes the treatment of the Institutional Holders much be approved by the Institutional Holders.

     17. GOVERNMENTAL APPROVALS NOT REQUIRED. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan, the Disclosure Statement and any documents, instruments or agreements, and any amendments or modifications thereo. Notwithstanding any provision in the Plan, Confirmation Order or any Bar Date Order to the contrary, there shall be no bar date with respect to claims of the United States, including, but not limited to, any claims that may arise due to the transactions contemplated by the Plan or effected as a result of the Plan, and all rights and claims of the United States shall not be discharged, impaired or adversely affected by the Plan, Confirmation Order or bankruptcy case and shall survive the bankruptcy case as if the case had not been commenced, and shall be determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated had the bankruptcy case not been commenced.

    18. EXEMPTION FROM CERTAIN TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtor to the Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment. Therefore, the appropriate state or local governmental officials or agents must forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

    19. BAR DATE FOR ADMINISTRATIVE CLAIMS. Pursuant to Article XIV of the Plan and unless otherwise ordered by this Court, all holders of asserted Administrative Claims, including Substantial Contribution Claims (but not including claims for professional fees or the expenses of the members of the Creditors' Committee and claims by the Indenture Trustee for fees and expenses to be paid by the Debtor pursuant to the Senior Notes Indenture) not paid prior to the Confirmation Date must file with the Court and serve on counsel for the Debtor on or before forty-five (45) days after Confirmation Date (the "Administrative Claims Bar Date") a request for payment of such Administrative Claims or forever be barred from seeking payment from the Estate or Reorganized Debtor. The Debtor or Reorganized Debtor, as the case may be, shall have forty-five (45) days (or such longer period as may be allowed by order of the Court) following the Administrative Claims Bar Date to review and object to any such Administrative Claims.

    20. FINAL FEE APPLICATIONS. Pursuant to Article XIV.A.2 of the Plan, all final requests for compensation or reimbursement of Professional Fees pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtor or the Creditors' Committee (if one has been appointed) prior to the Consummation Date (other than Substantial Contribution Claims under Section 503(b)(4) of the Bankruptcy Code) must be filed and served on the Reorganized Debtor and its counsel no later than forty-five (45) days after the Consummation Date, unless otherwise ordered by the Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtor and its counsel and the requesting Professional or other entity no later than forty-five (45) days (or such longer period as may be allowed by order of the Court) after the date on which the applicable application for compensation or reimbursement was served.

    21. INDEMNIFICATION OBLIGATIONS. Pursuant to Article XIV.N of the Plan, any obligations or rights of the Debtor to indemnify its present and former directors, officers, or employees pursuant to the Debtor's certificate of incorporation, by-laws, policy of providing employee indemnification, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such directors, officers, or employees based upon any act or omission related to such present and former directors', officers', or employees' service with, for, or on behalf of the Debtor, shall survive confirmation of this Plan and remain unaffected thereby, irrespective of whether indemnification is owed in connection with an occurrence before or after the Petition Date.

     22. TERMINATION OF INJUNCTIONS AND AUTOMATIC STAY. Pursuant to Article XIV.P of the Plan, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date (excluding any injunctions or stays contained in the Plan or this Confirmation Order), shall remain in full force and effect until the Consummation Date.

     23. NON-OCCURRENCE OF CONSUMMATION DATE. In the event that the Consummation Date has not occurred as provided in Article X.B of the Plan, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person, (ii) prejudices in any manner the rights of the Debtor or any Person in any further proceedings involving a Debtor, or
(c) constitute an admission of any sort by the Debtor or any other Person.

     24. AUTHORIZATION TO CONSUMMATE PLAN. The Court directs that notwithstanding Rule 3020(e) of the Federal Rules of Bankruptcy Procedure, the Confirmation Order shall take effect immediately upon its entry.

     25. NOTICE OF ENTRY OF CONFIRMATION ORDER. On or before the tenth Business Day following the date of entry of this Confirmation Order, the Debtor shall serve notice of entry of this Confirmation Order pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c) on all creditors and interest holders, the United States Trustee and other parties in interest, by causing notice of entry of the Confirmation Order in substantially the form of the notice annexed hereto as Exhibit B, which form is hereby approved (the "Notice of Confirmation"), to be delivered to such parties by first-class mail, postage prepaid. The Debtor is hereby authorized and directed to effect mailing of the Notice of Confirmation in the manner set forth in the Solicitation Order. The notice described herein is adequate under the particular circumstances and no other or further notice is necessary.

     26. NOTICE OF CONSUMMATION DATE. On or before the tenth (10th) Business Day following the occurrence of the Consummation Date, the Debtor shall serve notice of the Consummation Date pursuant to Ped. R. Bankr. P. 2002(f)(7), 2002(k), and 3020(c), on all Claimholders, the United States Trustee and other parties in interest, by causing a notice of Consummation Date in substantially, the form of notice annexed hereto as Exhibit C, which form is hereby approved (the "Notice of Consummation Date"), to be delivered to such parties by first class mail, postage prepaid; PROVIDED, HOWEVER, that notice need not be given or served under the Bankruptcy Code, the Bankruptcy Rules, or this Confirmation Order to any Person to whom the Debtor mailed a notice of the Confirmation Hearing, but received such notice returned marked "undeliverable as addressed," "moved-left no forwarding address" or "forwarding order expired," or similar reason, unless the Debtor has been informed in writing by such Person of that Person's new address. The notice described herein is adequate under the particular circumstances of the Chapter 11 case, and no other further notice is necessary.

     27. REFERENCE TO PLAN PROVISIONS. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the interest of the Court that the Plan be confirmed in its entirety.

     28. BINDING EFFECT. Pursuant to sections 1123(a) and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, the Plan, the Plan Supplement and all Plan related documents shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

     29. EXTENSION OF RESPONSE TIME. As there are currently pending before the Court several motions filed by the Debtor which have neither been granted nor denied, in the event that the Debtor does not obtain the relief requested from this Court, the Debtor is hereby granted an additional 30 days after the issuance of an Order by the

Court denying in whole or in part such motion to seek additional or different relief.

     30. BOND RATINGS. Notwithstanding anything in the Disclosure Statement to the contrary, the Debtor shall have 55 days following the Consummation Date within which it shall use its best efforts to obtain a rating for the New Senior Notes from Moody's Investor Service, Inc., or Standard and Poors.

     31. Notwithstanding any provision in the Plan, Confirmation Order or any Bar Date Order to the contrary, there shall be no bar date with respect to claims of the United States, including, but not limited to, any claims that may arise due to the transactions contemplated by the Plan or effected as a result of the Plan, and all rights and claims of the United States shall not be discharged, impaired or adversely affected by the Plan, Confirmation Order or bankruptcy case and shall survive the bankruptcy case as if the case had not been commenced, and shall be determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated had the bankruptcy case not been commenced.


Dated:  Wilmington, Delaware
        July 7, 2000


                                       /s/ Roderick R. McKelvie
                                       ------------------------------
                                       Honorable Roderick R. McKelvie
                                       United States District Judge

                                    EXHIBIT A

                        FIRST AMENDED REORGANIZATION PLAN
                           OF EAGLE FOOD CENTERS, INC.


                       Filed as Exhibit 2.1 to this Report

                                   EXHIBIT B

                 FORM OF NOTICE OF ENTRY OF CONFIRMATION ORDER

                       IN THE UNITED STATES DISTRICT COURT

                          FOR THE DISTRICT OF DELAWARE



In re:                                  Chapter 11

EAGLE FOOD CENTERS, INC.,               Case No. 00-01311 (RRM)

                    Debtor.



                     NOTICE OF (i) ENTRY OF ORDER CONFIRMING
                      FIRST AMENDED REORGANIZATION PLAN OF
                   EAGLE FOOD CENTERS, INC. AND (ii) DEADLINES
              FOR FILING ADMINISTRATIVE AND PROFESSIONAL FEE CLAIMS

TO ALL CREDITORS AND OTHER PARTIES IN INTEREST OF EAGLE
FOOD CENTERS, INC.:

        PLEASE TAKE NOTICE that on July 7, 2000, the United States District Court for the District of Delaware (the "District Court") entered the Findings of Fact, Conclusions of Law, and Order Under 11 U.S.C. Sections 1129(a) and (b) and Fed. R. Bankr. P. 3020 Confirming First Amended Reorganization Plan of Eagle Food Centers, Inc. (the "Confirmation Order") (unless otherwise defined, capitalized terms used in this notice shall have the meaning ascribed to them in the First Amended Reorganization Plan of Eagle Food Centers, Inc. (the "Plan")).

         PLEASE TAKE FURTHER NOTICE that the Confirmation Order is available for inspection at the office of the Clerk of the Bankruptcy Court at the United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware, 19801.

         PLEASE TAKE FURTHER NOTICE that all of the conditions to Consummation under the Plan pursuant to Article X.B. occurred. Accordingly, August 7, 2000 is the Consummation Date for the Plan.

        PLEASE TAKE FURTHER NOTICE that in accordance with Paragraph 19 of the Confirmation Order and Article

XIV.A.1 of the Plan, all holders of asserted Administrative Claims (but not including claims for professional fees) not paid prior to the Confirmation Date must file with the Court and serve on counsel for the Debtor at Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036, Attention:
Jay M. Goffman, Esq. and Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, Wilmington, Delaware 19899, Attention: Gregg M. Galardi, Esq.; and counsel to the Debtor's prepetition and postpetition lender at Latham & Watkins, 233 South Wacker Drive, Sears Tower, Suite 5800, Chicago, Illinois 60606,
Attention: Timothy Barnes, Esq., and Walsh & Monzack, P.A., 400 Commerce Center, 1201 Orange Street, P.O. Box 2031, Wilmington, Delaware 19899, Attention:
Francis A. Monaco, Jr., Esq., on or before forty-five (45) days after the Confirmation Date (the "Administrative Claims Bar Date"), a request for payment of such Administrative Claims or forever be barred from seeking payment from the Estate or the Reorganized Debtor. The Debtor or the Reorganized Debtor shall have forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to any such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

         PLEASE TAKE FURTHER NOTICE that in accordance with Paragraph 20 of the Confirmation Order and Article XIV.A.2 of the Plan all final requests for compensation or reimbursement of Professional Fees pursuant to section 327, 328, 330, 331, 503 (b) or 1103 of the Bankruptcy Code for services rendered to the Debtor prior to the Consummation Date (other than requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Case) must be filed and served on the Reorganized Debtor and its counsel as referenced above no later than forty-five (45) days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on Reorganized Eagle Food Centers, Inc., counsel for Reorganized Eagle Food Centers, Inc. and the requesting Professional or other entity no later than forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

         PLEASE TAKE FURTHER NOTICE that any questions concerning this notice should be directed to Logan & Company, Inc. at (973) 509-3190.

Dated:   Wilmington, Delaware
         July __, 2000

                         BY ORDER OF THE DISTRICT COURT
                         Honorable Roderick R. McKelvie
                         United States District Judge

SKADDEN, ARPS, SLATE,                          SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP                             MEAGHER & FLOM LLP
Jay M. Goffman                                 Gregg M. Galardi
Lawrence V. Gelber                             One Rodney Square
Cheri L. Hoff                                  Wilmington, Delaware 19899
Four Times Square                              (302) 651-3000
New York, New York 10036
(212) 735-2000

                       Counsel to Eagle Food Centers, Inc.

                                     EXHIBIT C

               FORM OF NOTICE OF CONSUMMATION DATE OF FIRST AMENDED
                   REORGANIZATION PLAN OF EAGLE FOOD CENTERS, INC.

                       IN THE UNITED STATES DISTRICT COURT

                          FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - x
                                        :
In re:                                  :      Chapter 11
                                        :
EAGLE FOOD CENTERS, INC.,               :      Case No. 00-01311 (RRM)
                                        :
                  Debtor.               :
                                        :
- - - - - - - - - - - - - - - - - - - - x

                  NOTICE OF CONSUMMATION DATE OF FIRST AMENDED
                 REORGANIZATION PLAN OF EAGLE FOOD CENTERS, INC.

         PLEASE TAKE NOTICE that August 7, 2000 is the Consumma tion Date of the First Amended Reorganization Plan of Eagle Food Centers, Inc. (the "Plan"), pursuant to Section 1.26 of the Plan.

Dated: Wilmington, Delaware
       July __, 2000

                                        Jay M. Goffman
                                        Lawrence V. Gelber
                                        Cheri L. Hoff
                                        SKADDEN, ARPS, SLATE, MEAGHER
                                                 & FLOM LLP
                                        Four Times Square
                                        New York, New York 10036-6522
                                        (212) 735-3000

                                                 - and -

                                        Gregg M. Galardi (I.D. No. 2991)
                                        SKADDEN, ARPS, SLATE, MEAGHER
                                                 & FLOM LLP
                                        One Rodney Square
                                        P.O. Box 636
                                        Wilmington, Delaware 19899
                                        (302) 651-3000
                                        Attorneys for Eagle Food Centers, Inc.